Dohan and Company	7700 North Kendall Drive, 200
Certified Public Accountants	Miami, Florida 33156-7578
A Professional Association	Telephone	(305) 274-1366
	Facsimile	(305) 274-1368
	E-mail	info@uscpa.com
	Internet	www.uscpa.com

November 13, 2003

ICOWORKS INC.
114 West Magnolia Street, Suite 400
Bellingham, WA 98225

Attention: Ian Brodie, President

Re:	ICOWORKS INC.
Registration Statement on Form S-8 with respect to the 2003
Stock Incentive Plan of Icoworks Inc.

CONSENT OF INDEPENDENT AUDITORS

Ladies and Gentlemen:

We hereby consent to the inclusion of our report dated October 16, 2003, on the consolidated balance sheets of Icoworks Inc. (the “Company”) as of June 30, 2003 and 2002, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficiency) and cash flows for the years then ended in the Company's Form S-8 registration statement to be filed with the United States Securities and Exchange Commission.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Very truly yours,

/s/ Dohan and Company CPAs

Member:
Florida Institute of Certified Public Accountants	National and worldwide associations through
American Institute of Certified Public Accountants
Private Companies and SEC Practice Sections

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